UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 23, 2011 (Date of earliest event reported)
Asure Software, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20008 (Commission File Number)	74-2415696 (IRS Employer Identification Number)

110 Wild Basin Rd Austin, TX (Address of principal executive offices)		78746 (Zip Code)
512-437-2700 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On May 23, 2011, Asure Software, Inc. (the “Company”) hired Michael Kinney as the Company’s Vice President of Sales and Marketing.   Nate Pruitt held this position prior to his resignation in January, 2011 and Patrick Goepel, the Company’s Chief Executive Officer, managed the sales and marketing functions during the interim period.  Since August 2006, Mr. Kinney, 42, served as Regional Vice President of Sales for the Human Resources and Payroll division of Ceridian Corporation.  Prior to that, Mr. Kinney served as Regional Director of Sales for Kforce from July 2005 to August 2006 and as Regional Director for Creative Financial Staffing from January 2001 through July 2005.  Mr. Kinney holds a Bachelor of Arts in Political Science with a minor in Economics from the University of Texas at Austin.

While the final compensation agreement with Mr. Kinney has not been finalized by the Company’s Board of the Directors, a preliminary offer letter outlined a base Salary of $150,000 and a target incentive plan of $50,000.  Additionally, Mr. Kinney will be granted a yet to be determined number of stock options.  The Company will amend this filing for any additional information required under Item 5.02 (c)(3) of Form 8-K when final details are available.

  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: May 27, 2011	By:	/s/ David Scoglio
David Scoglio
Chief Financial Officer